Exhibit 99.1

MasterCraft Signs Definitive Agreement to Acquire Crest Marine, LLC, a Leading U.S. Pontoon Boat Manufacturer

Deal Provides Access to the Fast-Growing Pontoon Boating Segment

VONORE, Tenn. — September 10, 2018 — MCBC Holdings, Inc. (NASDAQ: MCFT), the parent entity of MasterCraft Boat Company, LLC (“MasterCraft”), and NauticStar, LLC (“NauticStar”), today announced that it has entered into a definitive agreement to acquire Crest Marine, LLC (“Crest”), a leading vertically integrated manufacturer of high-quality pontoon boats in the United States, for approximately $80 million. MasterCraft also expects that approximately $10 million net present value of future net tax benefits will accrue to the combined company. The transaction is expected to close in the fourth quarter of calendar 2018, subject to customary closing conditions, and is anticipated to be immediately accretive to adjusted earnings per share.

Highlights:

•                  MasterCraft gains leadership position and additional growth avenue in the large, fast-growing pontoon segment

•                  Crest is a premium brand with a differentiated vertically integrated business model

•                  Further establishes MasterCraft as a key player in the outboard propulsion category - the largest category in the powerboat industry

•                  With the acquisitions of Crest and NauticStar, MasterCraft is the only boat manufacturer with three complementary, dedicated brands serving the three fastest-growing segments of the powerboat industry

•                  MasterCraft’s operational excellence, product development and distribution footprint provide opportunity to further drive growth and margin expansion

Founded in 1957, Crest is privately owned and operated out of a 150,000 square-foot manufacturing facility located in Owosso, Michigan. With more than 60 years of boat manufacturing experience, Crest has a reputation for innovation and quality, with a growing, loyal network of dealers and customers. Crest currently sells its boats in the United States and Canada through an established network of approximately 120 dealer locations. In calendar year ending 2017, the company generated approximately $65.9 million in net sales. Net sales are expected to grow to approximately $90.0 million in calendar 2018.

Terry McNew, MasterCraft’s President and Chief Executive Officer, commented, “We are very excited to welcome Crest to the MasterCraft Family. Crest is a well-respected, expertly built and uniquely positioned brand. The company’s pontoon boats provide us with additional product diversity and presence in the attractive pontoon segment, as well as further establishes the company in the outboard propulsion category, two of the fastest growing areas within the broader boating industry. With its vertically-integrated business model, Crest differentiates itself from its competitors, allowing it to better control pricing, and generate higher margins.”

“Additionally, Crest’s retail unit growth is among the strongest in the pontoon segment. From 2011 to 2017, Crest grew its annual retail unit sales by a compound annual growth rate of nearly 23 percent, more than double the strong growth of the broader pontoon segment, which grew total retail unit sales at 10.9 percent over that same time. We believe we can continue this track record of growth through leveraging our industry-leading strengths in operational excellence, financial management and distribution, while driving further improvements in Crest’s output, quality and margin.”

Crest will maintain its current headquarters and manufacturing facility in Owosso, Michigan. The transaction is expected to be immediately accretive to adjusted earnings per share.

Crest owner and CEO, Patrick Fenton, commented, “MasterCraft is an iconic brand known for quality, performance and innovation. Our entire organization is excited to join their team, and leverage their experience and operational know-how to further grow Crest. This is a great opportunity for all of our employees, as well as customers, dealer partners and suppliers.”

Concluded McNew, “The acquisition of Crest is the logical next step in our strategic plan to acquire profitable, growing, premium brands in fast-growing segments that further diversify our product portfolio. As a combined organization, we have the resources and experience to greatly expand Crest’s distribution after satisfying the demand from the existing dealer network. We look forward to working together to deliver profitable and sustainable market share growth, and driving efficiency in every area of our business.”

Conference Call and Webcast Information

MasterCraft will host a live conference call and webcast to discuss its acquisition of Crest today, September 10, 2018, at 10:00 a.m. EDT. To access the call, dial (800) 219-6861 (domestic) or (574) 990-1024 (international) and provide the operator with the conference ID 3283136. Please dial in at least 10 minutes prior to the call. To access the live webcast, go to the investor section of the company’s website, www.mastercraft.com, on the day of the conference call and click on the webcast icon.

For an audio replay of the conference call, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and enter audience passcode 3283136. The audio replay will be available beginning at 1:00 p.m. EDT on Monday September 10, 2018, through 1:00 p.m. EDT on Monday, September 24, 2018.

About Crest Marine, LLC

Founded in 1957, Crest is a privately held limited liability company located on ~55 acres in Owosso, Michigan. With nearly 150,000 square feet of manufacturing floor space, Crest is one of the top producers of innovative, high-quality pontoon boats ranging from 20 to 29 feet. For more information on Crest’s full line of boats, visit www.crestpontoonboats.com.

About MasterCraft/MCBC Holdings, Inc.

Headquartered in Vonore, Tenn., MCBC Holdings, Inc. (NASDAQ: MCFT) is the parent entity of MasterCraft Boat Company, a world-renowned innovator, designer, manufacturer, and marketer of premium performance sport boats. Founded in 1968, MasterCraft has cultivated its iconic brand image through a rich history of industry-leading innovation, and more than four decades after the original MasterCraft made its debut the company’s goal remains the same — to continue building the world’s best ski, wakeboard, wakesurf and luxury performance powerboats. For more information, visit www.mastercraft.com.

About NauticStar Boats

Founded in 2002, NauticStar is a privately held limited liability company located on 17 acres in Amory Mississippi. With more than 200,000 square feet of manufacturing floor space, NauticStar is one of the top producers of high quality bay boats, deck boats and offshore center console boats from 18 to 28 feet. Professional and sport fishermen, recreational and pleasure boating enthusiasts appreciate the many standard and available features that are offered by NauticStar for a customized fit for their lifestyle. For more information on NauticStar Boats’ full line of boats, visit www.NauticStarBoats.com or call 662-256-5636 for your local NauticStar dealer.

King & Spalding LLP and Egerton, McAfee, Armistead & Davis, P.C. are acting as legal advisors to MasterCraft. Baird is acting as Crest Marine’s financial advisor and Jaffe Raitt Heuer & Weiss, P.C. is acting as Crest Marine’s legal counsel.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995).  Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning Crest’s expected net sales for 2018, our ability to continue to rapidly grow the Crest brand, the growth of the salt water fishing and outboard propulsion segments, the anticipated operational and cost synergies from the transaction, the expected impact of the transaction to our earnings in fiscal 2018, our ability to satisfy the demand from the existing dealer network and to greatly expand Crest’s distribution, our ability to deliver profitable and sustainable market share growth and to drive efficiencies in our business.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including general economic conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, and the successful introduction of our new products.  In addition, the forward-looking statements in this press release may be impacted by our ability to successfully integrate Crest and to realize the synergies we believe can be achieved from the transaction.  These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed with the Securities and Exchange Commission (the “SEC”) on September 8, 2017, and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements.  The discussion of these risks is specifically incorporated by reference into this press release.

Contacts:

Tim Oxley

Chief Financial Officer

(423) 884-2221

Tim.Oxley@mastercraft.com

George Steinbarger

VP of Business Development

(423) 884-2221

George.Steinbarger@mastercraft.com

Matt Sullivan

(612) 455-1709

Matt.Sullivan@padillaco.com

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